Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Vital Farms, Inc.:

We consent to the use of our report in the registration statement (No. 333-239772) on Form S-1, included therein and incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Austin, Texas

July 30, 2020